UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2006

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets

On June 30, 2006, SL Green Realty Corp., or the Company, closed on the previously announced transaction involving 609 Fifth Avenue – a mixed-use property that includes New York City’s American Girl Store and approximately 100,000 square feet of Class A office space – in a transaction that valued the property at approximately $182.0 million. The Company issued approximately 64 million preferred units in SL Green Operating Partnership, L.P., valued at $1.00 per unit, to subsidiaries of 609 Partners, LLC, the partnership that indirectly holds the property, and acquired all of its common partnership interests. The property remains subject to a $102.0 million mortgage loan held by Morgan Stanley Mortgage Capital, Inc. and an approximately $13.6 million mezzanine loan held by the Company. The mortgage has a fixed annual interest rate of 5.85% and will mature in October 2013.

Item 9.01.         Financial Statements and Exhibits

(a)                               Financial Statements Of Business Acquired

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date the Form 8-K must be filed.

(b)                               Pro Forma Financial Information

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date the Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date: July 7, 2006